Exhibit 10.31

Amendment of
Bruce Downey’s Employment Agreement dated March 13, 2006 (“Employment
Agreement”)

     Section 5(a)(i)(C) and section 5(a)(ii) of your Employment Agreement is hereby amended as follows. [Italics indicate text being added]

          ” (C) an amount of money (the “Severance Payment”) equal to three (3) times the Employee’s “Annual Cash Compensation” as hereafter defined, unless the Employee attained age 65 but not age 70 (or such later age or ages as the BPI Board may in its discretion determine) prior to the Compensable Termination, in which case the Severance Payment shall be equal to two (2) times such Annual Cash Compensation, or unless the Employee attained age 70 (or such later age as the BPI Board may in its discretion determine) prior to the Compensable Termination, in which case the Severance Payment shall be equal to one (1) times such Annual Cash Compensation. Except as otherwise provided hereafter in this subparagraph 5(a)(i)(C), the Severance Payment shall be paid as follows: fifty percent (50%) of the Severance Payment (or, if the Employee attained age 65 but not age 70 (or such later age or ages as the BPI Board may in its discretion determine) prior to the Compensable Termination, seventy-five percent (75%) of the Severance Payment, or if the Employee attained age 70 prior to the Compensable Termination, one hundred percent (100%) of the Severance Payment) shall be paid in a lump sum within ten days after the date of the Compensable Termination. Any balance of the Severance Payment shall be paid in eighteen (18) equal monthly installments one of which shall be paid at the end of each of the first eighteen (18) months after the date of the Compensable Termination, provided, in the case of each of the final 12 of such 18 installments, that the Employee has not accepted full-time or regular part-time employment with or regularly served as a consultant to a for-profit pharmaceutical company prior to the date for payment of such installment, it being understood and agreed that the foregoing condition shall not be violated by the Employee’s serving as a member of a board of directors of a for-profit pharmaceutical company or by his performing consulting services on an ad hoc basis for such a company. However, if the Employee attained age 65 (or such later age as the BPI Board may in its discretion determine) prior to the date of the Compensable Termination, then any balance of the Severance Payment shall be paid in six equal monthly installments one of which shall be paid at the end of each of the first six months after the date of the Compensable Termination, and the preceding sentence shall not apply. If a Change in Control or Potential Change in Control as defined in section 11 below occurs (either before or after the Compensable Termination), the Severance Payment (or, in the case of a Change in Control or Potential Change in Control that occurs after the Compensable Termination, any portion thereof that remains unpaid at the time such Change in Control or Potential Change in Control occurs) shall be paid in a lump sum within ten days after the Compensable Termination (or, in the case of a Change in Control or Potential Change in Control that occurs after the Compensable Termination, within ten days after the Change in Control or Potential Change in Control occurs), and the two preceding sentences of this subparagraph shall not apply. During the 18 month period following a Compensable Termination, the Company shall also provide the Employee with COBRA coverage at its expense. For purposes of this section 5, the Employee’s “Annual Cash Compensation” shall mean the sum of (I) the Employee’s highest Base Salary (i.e., one year’s salary at its highest rate), plus (II) the “Applicable Average Bonus” as defined in subparagraph 5(a)(i)(B) above. The Employee’s right to the aforementioned eighteen (18) or six equal monthly installments (whichever applies) is to be treated as a right to a series of separate payments under Treasury Regulation section 1.409A-2(b)(2)(iii).

          "(ii) If the term of this Agreement as the same may have been extended in accordance with the provisions of section 2 above is not extended or further extended because BPI or an Affiliate gives written notice of non-extension to the Employee as provided in section 2 above, and there is not Good Cause for termination of the Employee’s employment at the time of giving such notice, and the Employee does not thereafter resign for Good Reason during the term of this Agreement as permitted by paragraph 5(d)(v) below, then the Company, subject to fulfillment by the Employee of his obligations under this Agreement during the balance of the term and his compliance with the provisions of sections 6 and 7 below, relating to confidential information, non-solicitation and disparaging remarks, shall, as non-renewal compensation, and as additional consideration for the Employee’s undertakings under this Agreement including sections 6 and 7 below, pay the Employee an amount of money (the “Non-Renewal Payment”) equal to two (2) times the Employee’s Annual Cash Compensation as defined in subparagraph 5(a)(i)(C) above (unless the Employee has attained age 70 (or such later age as the BPI Board may in its discretion determine) prior to the termination date, in which case the Non-Renewal Payment shall be equal to one (1) times the Employee’s Annual Cash Compensation), in addition to any other amounts to which the Employee may be entitled hereunder (including without limitation his annual bonus pursuant to paragraph 4(b) above for the fiscal year of BPI in which his employment terminates and any amounts to which he may be entitled under paragraph 5(f) or section 8, 9 or 10 below) or by law or pursuant to the terms of any compensation or benefit plan or arrangement in which he participated before his employment terminated. Except as otherwise provided hereafter in this subparagraph 5(a)(ii), the Non-Renewal Payment shall be paid as follows: seventy-five percent (75%) of the Non-Renewal Payment, or if the Employee attained age 70 prior to the termination of his employment, one hundred percent (100%) of the Non-Renewal Payment, shall be paid in a lump sum within ten days after the date on which the Employee’s employment terminates. Any balance of the Non-Renewal Payment shall be paid in six (6) equal monthly installments one of which shall be paid at the end of each of the first six months after the date on which the Employee’s employment terminates. The Employee’s right to such six (6) equal monthly installments is to be treated as a right to a series of separate payments under Treasury Regulation section 1.409A-2(b)(2)(iii). If a Change in Control or Potential Change in Control as defined in section 11 below occurs (either before or after the termination of his employment), the Non-Renewal Payment (or, in the case of a Change in Control or Potential Change in Control that occurs after the employment termination, any portion thereof that remains unpaid at the time such Change in Control or Potential Change in Control occurs) shall be paid in a lump sum within ten days after the employment termination (or, in the case of a Change in Control or Potential Change in Control that occurs after the employment termination, within ten days after the Change in Control or Potential Change in Control occurs). During the 18 month period following the termination of his employment, the Company shall also provide the Employee with COBRA coverage at its expense.”

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of December 21, 2007

BARR PHARMACEUTICALS, INC.

By: ______________________________

BARR LABORATORIES, INC. (a Delaware corporation)

By: ______________________________

EMPLOYEE

______________________________